UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 1, 2011 (August 31, 2011)

Education Realty Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	201352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2011, the Board of Directors of Education Realty Trust, Inc. (the “Company”) approved the Education Realty Trust Deferred Compensation Plan, a nonqualified deferred compensation plan (the “Plan”).  The Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder. The Company will use a third party administrator for the Plan.

Pursuant to the Plan, employees who are eligible to participate in the Plan (the “Participants”) may defer the receipt of up to 15% of their annual compensation by contributing such amounts to their accounts in the Plan. The Plan also permits the Company to make matching contributions and discretionary employer contributions to the Plan accounts of Participants. All contributions by the Company are subject to a vesting schedule, which provides for vesting over a three-year period.

A copy of the Plan will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: September 1, 2011	By:	/s/ Randall H. Brown
Randall H. Brown Executive Vice President, Chief Financial Officer, Treasurer and Secretary